SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 18, 2005


                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                           Delaware 0-19771 22-2786081
                    (State or Other Jurisdiction (Commission
                          file Number) (IRS Employer of
                       Incorporation) Identification No.)


                     200 Route 17, Mahwah, New Jersey 07430
               (Address of Principal Executive Offices) (Zip Code)


          Registrant's telephone number, including area code (201) 529-2026
                                                             --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

      On August 18, 2005, the Registrant closed a transaction effecting the sale of the outsourcing consulting business of the Registrant's subsidiary, dsIT Technologies Ltd., to Taldor Computer Systems (1986) Ltd. The operations which were sold are comprised of dsIT's business of providing computer software and systems professionals on a time and materials basis to clients in Israel. The sale was made pursuant to the previously announced definitive agreement entered into between Taldor and the dsIT Technologies shareholders on July 27, 2005.

      Prior to the consummation of the sale, dsIT Technologies completed a spin-off of its project development and solutions activities to certain of its current shareholders. The Registrant owns 80% of the entity, which will continue to conduct these activities. Under the terms of the purchase agreement, at the closing Taldor received a warrant to purchase 10% of this entity.

      The transaction was structured as a sale to Taldor of all the shares of dsIT Technologies. The terms of the sale provide for an aggregate purchase price $6.0 million, of which approximately $5.65 was paid in cash and the balance by the transfer of dsIT Technologies net liabilities. Approximately $0.5 million of the cash consideration was placed in escrow and will be released to the sellers if and to the extent certain conditions set forth in the agreement are met.

      At the closing, the Registrant received approximately $3.5 million as its share of the gross proceeds paid at closing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

      The required pro forma financial information will be provided by amendment when it becomes available.

(c) Exhibits.

            99.1 Share Purchase Agreement by and among Data Systems & Software Inc., Kardan Communication Ltd., Neuwirth Investments Ltd., Meir Givon, dsIT Technologies Ltd. and Taldor Computer Systems
                  (1986) Ltd. dated as of July 27, 2005.

            99.2  Warrant Certificate of Endan IT Solutions Ltd.

            99.3 Unconditional Guaranty of Endan IT Solutions Ltd. dated as of July 26, 2005.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of August 2005.


                                DATA SYSTEMS & SOFTWARE, INC.


                                By:      /S/ GEORGE MORGENSTERN
                                       --------------------------------------
                                Name:   George Morgenstern
                                Title:  President and Chief Executive Officer